EXHIBIT 10.58

(LOGO)

AT&T Services, Inc.
One AT&T Way
Room 1C146A
Bedminster, NJ 07921

December 1, 2008

Mr. Chris Paoletti

StarTek, Inc.

100 Garfield St.

Denver, CO 80206

Re:  Notice of Termination — Agreement No. 20070105.006.S.002 for Tier III Service Management

Dear Mr. Paoletti

This letter is to notify you that AT&T Services Inc. hereby exercises its option to terminate for convenience Agreement No.20070105.006.S.002, in accordance with Section 3.4 Cancellation and Termination, Paragraph b. Termination, of Agreement No. 20070105.006.C.

Accordingly, the Agreement will terminate on December 31, 2008.

Sincerely,

/s/ Kathy Holzer-Muniz

Kathy Holzer-Muniz
Sr. Contract Manager, Global Strategic Sourcing

Cc:
Startek, Larry Jones, president, CEO and acting Chief Financial